UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2022

Social Capital Hedosophia Holdings Corp. VI

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39607	98-1547322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

506 Santa Cruz Avenue, Suite 300 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 521-9007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant	IPOF.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	IPOF	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	IPOF WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 20, 2022, Social Capital Hedosophia Holdings Corp. VI (the “Company”) announced that (i) the Company would redeem its outstanding Class A ordinary shares, par value $0.0001 per share, as promptly as possible following, but not more than ten business days after, October 14, 2022, which redemption is expected to be completed on October 17, 2022, as it would not complete its initial business combination by October 14, 2022, and (ii) all outstanding warrants of the Company will expire worthless upon the liquidation of the Company. Following such announcement, on September 20, 2022, the New York Stock Exchange (the “NYSE”) notified the Company, and publicly announced, that the NYSE determined to commence proceedings to delist the Company’s warrants from the NYSE and that trading in the Company’s warrants would be suspended immediately, due to trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual. As a result of the expected expiration of the warrants described above, the Company does not intend to appeal the NYSE’s determination.

Forward Looking Statements

This report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2022 and Quarterly Report on Form 10-Q filed with the SEC on August 8, 2022, and as those may be further amended and/or supplemented in subsequent filings with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this report, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Social Capital Hedosophia Holdings Corp. VI

Date: September 21, 2022	By:	/s/ James Ryans
	Name:	James Ryans
	Title:	Chief Financial Officer